EXECUTION COPY





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                             U.S. SECURITY AGREEMENT


                                       By


                              CROWN HOLDINGS, INC.
                         CROWN CORK & SEAL COMPANY, INC.
                        CROWN CORK & SEAL AMERICAS, INC.
                       CROWN INTERNATIONAL HOLDINGS, INC.


                                       and

                     THE DOMESTIC SUBSIDIARIES PARTY HERETO,
                                   as Grantors

                                       and

                          CITICORP NORTH AMERICA, INC.,
                               as Collateral Agent

                             ______________________


                          Dated as of February 26, 2003


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


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.   Uniform Commercial Code Defined Terms........................6
SECTION 1.02.   Credit Agreement Defined Terms...............................6
SECTION 1.03.   Definition of Certain Terms Used Herein......................7
SECTION 1.05.   Resolution of Drafting Ambiguities..........................19

                                   ARTICLE II

                                SECURITY INTEREST

SECTION 2.01.   Security Interest...........................................19
SECTION 2.02.   No Assumption of Liability..................................20

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.   Title and Authority.........................................20
SECTION 3.02.   Filings.....................................................21
SECTION 3.03.   Validity of Security Interest...............................21
SECTION 3.04.   Limitations on and Absence of Other Liens...................22
SECTION 3.05.   Other Actions...............................................22
SECTION 3.06.   Chief Executive Office; Change of Name;
                Jurisdiction of Organization ...............................25
SECTION 3.07.   Location of Equipment.......................................26
SECTION 3.08.   Condition and Maintenance of Equipment......................26
SECTION 3.09.   Corporate Names; Prior Transactions.........................26
SECTION 3.10.   No Claims...................................................26

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.01.   Change of Name; Location of Collateral;
                Records; Place of Business .................................27
SECTION 4.02.   Protection of Security......................................28
SECTION 4.03.   Further Assurances..........................................28
SECTION 4.04.   Inspection and Verification.................................28
SECTION 4.05.   Taxes; Encumbrances.........................................29
SECTION 4.06.   Assignment of Security Interest.............................29
SECTION 4.07.   Continuing Obligations of the Grantors......................29
SECTION 4.09.   Limitation on Modification of Accounts......................30
SECTION 4.10.   Insurance...................................................30
SECTION 4.11.   Legend......................................................30
SECTION 4.12.   Certain Covenants and Provisions
                Regarding Patent, Trademark and Copyright
                Collateral .................................................31

                                    ARTICLE V

                                    REMEDIES

SECTION 5.01.   Remedies upon Default.......................................32
SECTION 5.02.   Application of Proceeds.....................................34

                                   ARTICLE VI

                               COLLATERAL ACCOUNT

SECTION 6.01.   Establishment Of Collateral Account.........................35
SECTION 6.02.   Application of Proceeds.....................................36

                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.01.   Notices.....................................................36
SECTION 7.03.   Survival of Agreement.......................................37
SECTION 7.04.   Binding Effect..............................................37
SECTION 7.05.   Successors and Assigns......................................37
SECTION 7.06.   U.S. Intercreditor Agreement; Accounts
                Receivable Intercreditor Agreement .........................37
SECTION 7.07.   GOVERNING LAW...............................................38
SECTION 7.08.   Waivers; Amendment; Several Agreement.......................38
SECTION 7.09.   WAIVER OF JURY TRIAL........................................38
SECTION 7.10.   Severability................................................38
SECTION 7.11.   Counterparts................................................39
SECTION 7.12.   Headings....................................................39
SECTION 7.13.   Jurisdiction; Consent to Service of Process.................39
SECTION 7.14.   Termination; Release........................................40
SECTION 7.15.   Additional Grantors.........................................40
SECTION 7.16.   Concerning Collateral Agent.................................40
SECTION 7.17.   Collateral Agent May Perform; Collateral
                Agent Appointed Attorney-in Fact ...........................41
SECTION 7.18.   Expenses....................................................41
SECTION 7.19.   Indemnity...................................................42

                                    SCHEDULES

Schedule I        Domestic Subsidiaries
Schedule II       Commercial Tort Claims
Schedule III      Prior Liens
Schedule IV       Required Consents
Schedule V        Violations and/or Proceedings
Schedule VI       Excluded Letters of Credit


                                     ANNEXES

Annex I           Form of Joinder Agreement
Annex II          Form of Perfection Certificate

                             U.S. SECURITY AGREEMENT
                             -----------------------


                  U.S. SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement") dated as of February 26, 2003 among Crown Holdings, Inc., a Pennsylvania corporation ("Crown Holdings"), Crown Cork & Seal Company, Inc., a Pennsylvania corporation ("CCSC"), Crown Cork & Seal Americas, Inc., a Pennsylvania corporation ("Crown Usco"), Crown International Holdings, Inc., a Delaware corporation ("Crown International"), each other Domestic Subsidiary of Crown Holdings listed on
Schedule I hereto (collectively, together with each Domestic Subsidiary that becomes a party hereto pursuant to Section 7.15 of this Agreement, the "Subsidiary Guarantors" and, together with Crown Holdings, CCSC, Crown Usco and Crown International, the "Grantors"), and Citicorp North America, Inc. ("Citi/SSB"), as U.S collateral agent (in such capacity, and together with any successors in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

                                 R E C I T A L S
                                 - - - - - - - -

      A. Contemporaneously with the execution and delivery of this Agreement, Crown Usco, as U.S. borrower (in such capacity, the "U.S. Borrower"), Crown European Holdings SA, a societe anonyme organized under the laws of France ("Crown Euroco") as non-U.S. borrower (in such capacity, the "Non-U.S. Borrower"), the subsidiary borrowers named therein (the "Subsidiary Borrowers", together with the U.S. Borrower and the Non-U.S. Borrower the "Borrowers"), Crown Holdings, CCSC, Crown International, the lenders from time to time party thereto (the "Lenders"), Citi/SSB, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), Citibank International plc, as U.K. administrative agent (in such capacity, together with its successors and assigns in such capacity, the "U.K. Administrative Agent"), Deutsche Bank Securities Inc. ("DBSI"), as syndication agent (in such capacity, together with its successors and assigns in such capacity, the "Syndication Agent"), DBSI and Salomon Smith Barney Inc., as joint lead arrangers and joint bookrunners (in such capacity, together with its successors and assigns in such capacity, the "Joint Lead Arrangers") and ABN AMRO Incorporated, as joint book runner and ABN AMRO Bank N.V. as documentation agent (in such capacities, together with its successors and assigns in such capacities, the "Documentation Agent") have entered into that certain credit agreement dated as of the date hereof, (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement to the extent permitted by the Second Priority Notes Indenture (as hereinafter defined) and the Third Priority Notes Indenture (as hereinafter defined) and any refinancing or replacement of the Credit Agreement or one or more successor or replacement facilities whether or not with a different group of agents or lenders and whether or not with different obligors upon the Administrative Agent's acknowledgment of the termination of the predecessor Credit Agreement, pursuant to which the Lenders have agreed to make certain Loans (as defined in the Credit Agreement and hereinafter referred to as the "Loans") and issue certain Letters of Credit (as defined in the Credit Agreement) to or for the account of the Borrowers upon the terms and subject to the conditions set forth in the Credit Agreement.

      B. Contemporaneously with the execution and delivery of this Agreement, Crown Holdings and each of the direct and indirect Domestic Subsidiaries of Crown Holdings (other than the Insurance Subsidiary and the Receivables Subsidiary) (together with each other U.S. Subsidiary of Crown Holdings that from time to time after the date hereof guarantee the Obligations (as hereinafter defined) of the Borrowers under the Credit Agreement and the other Loan Documents, the "Guarantors") will guarantee or become co-obligors of the Obligations of the Borrowers under the Credit Agreement and the other Loan Documents (as amended, amended and restated, supplemented or otherwise modified from time to time and together with any further guarantees by the Guarantors of the Obligations of the Borrowers under the Credit Agreement, the "Credit Guarantees").

      C. It is contemplated that, from time to time, to the extent permitted by the Credit Agreement, Crown Holdings or any of the direct or indirect Domestic Subsidiaries of Crown Holdings may enter into one or more Hedging Agreements (collectively, the "Bank Related Hedging Agreements") with the Administrative Agent or any Lender or Affiliate thereof or any other Person permitted under the Credit Agreement at the time such Bank Related Hedging Agreement was entered into (individually, a "Bank Related Hedging Exchanger" and, collectively, the "Bank Related Hedging Exchangers") and it is desired that the obligations of Crown Holdings or its Domestic Subsidiaries under such Bank Related Hedging Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the "Bank Related Hedging Obligations"), be secured by a Lien on and security interest in the Collateral pursuant to this Agreement; provided that for any Bank Related Hedging Exchanger to receive the benefit of such Lien on and security interest in the Collateral, it shall execute and deliver to the Collateral Agent an acknowledgment to the U.S. Intercreditor Agreement (as hereinafter defined) in the form annexed thereto (each such acknowledgment, a "Intercreditor Acknowledgment") agreeing to be bound by the terms thereof.

      D. It is contemplated that, to the extent permitted by the Credit Agreement, Crown Holdings or any of the direct or indirect Domestic Subsidiaries of Crown Holdings may from time to time enter into one or more Bank Related Cash Management Agreements (as defined herein) with one or more Lenders or their respective Affiliates or any other Person permitted under the Credit Agreement at the time such Bank Related Cash Management Agreement was entered into (collectively, the "Bank Related Cash Management Exchangers") and it is desired that the obligations of Crown Holdings or its Domestic Subsidiaries under such Bank Related Cash Management Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the "Bank Related Cash Management Obligations"), be secured by a Lien on and security interest in the Collateral pursuant to this Agreement and be guaranteed by the Guarantors pursuant to the Credit Guarantees; provided that for any Bank Related Cash Management Exchanger to receive the benefit of such Lien on and security interest in the Collateral and the Credit Guarantees, it shall execute and deliver to the Collateral Agent an Intercreditor Acknowledgment agreeing to be bound by the terms thereof.

      E. Contemporaneously with the execution and delivery of this Agreement,
(i) Crown Euroco, as issuer (in such capacity, the "Second Priority Issuer") is issuing $1.085 billion aggregate principal amount of 9 1/2% Second Priority Senior Secured Notes due 2011 (the "Second Lien Dollar Notes") and (euro)285 million aggregate principal amount of 10 1/4% Second Priority Senior Secured Notes due 2011 (the "Second Lien Euro Notes" and, together with the Second Lien Dollar Notes, the "Second Lien Notes", which term shall include (a) any exchange notes which are issued in a registered exchange offer for the Second Lien Notes and (b) any additional Second Lien Notes issued by the Second Priority Issuer after the date hereof under the Second Priority Indenture (as hereinafter defined) to the extent that such issuance is permitted by the Financing Documents, and any exchange notes issued in a registered exchange offer for such additional Second Lien Notes), in each case, under an indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Second Priority Notes Indenture") among Crown Euroco and Wells Fargo Bank Minnesota, National Association, as trustee for the holders of the Second Lien Notes (in such capacity, together with its successors and assigns in such capacity, the "Second Priority Notes Trustee") and (ii) each of the Guarantors are guaranteeing or becoming co-obligors of the obligations of the Second Priority Issuer under the Second Priority Notes Indenture (as amended, amended and restated, supplemented or otherwise modified from time to time and together with any future guarantees or co-issuances by the Guarantors of the Obligations of Crown Euroco under the Indenture, the "Second Priority Notes Guarantees").

      F. Contemporaneously with the execution and delivery of this Agreement,
(i) Crown Euroco, as issuer (in such capacity, the "Third Priority Issuer") is issuing $725 million aggregate principal amount of 107/8% Third Priority Senior Secured Notes due 2013 (the "Third Lien Notes"), which term shall include (a) any exchange notes which are issued in a registered exchange offer for the Third Lien Notes and (b) any additional Third Lien Notes issued by the Third Priority Issuer after the date hereof under the Third Priority Indenture (as hereinafter defined) to the extent that such issuance is permitted by the Financing Documents, and any exchange notes issued in a registered exchange offer for such additional Third Lien Notes), in each case under an indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Third Priority Notes Indenture") among Crown Euroco and Wells Fargo Bank Minnesota, National Association, as trustee for the holders of the Third Lien Notes (in such capacity, together with its successors and assigns in such capacity, the "Third Priority Notes Trustee") and (ii) each of the Guarantors are guaranteeing or becoming co-obligors of the obligations of the Third Party Issuer under the Third Priority Notes Indenture (as amended, amended and restated, supplemented or otherwise modified from time to time and together with any future guarantees or co-issuances by the Guarantors of the Obligations of Crown Euroco under the Indenture, the "Third Priority Notes Guarantees").

      G. It is contemplated that, from time to time, to the extent permitted by the Credit Agreement and the Indentures, Crown Euroco may issue certain Additional Second Priority Indebtedness, which may be guaranteed or co-issued by the Grantors (any indenture, debenture, note, guaranty, loan agreement, credit agreement or other document executed by Crown Euroco or any other Grantors in connection with the issuance of any such Additional Second Priority Indebtedness is referred to herein as an "Additional Second Priority Indebtedness Document" individually, and the "Additional Second Priority Indebtedness Documents" collectively, and any trustee or like representative of the holders of any such Additional Second Priority Indebtedness is referred to herein as an "Additional Second Priority Indebtedness Representative"), which Additional Second Priority Indebtedness Documents may be secured by the Collateral; provided that for any holder of any Additional Second Priority Indebtedness to receive the benefit of this Agreement, it shall cause an Additional Second Priority Indebtedness Representative to execute and deliver to the Collateral Agent an Intercreditor Acknowledgment.

      H. It is contemplated that, from time to time, to the extent permitted by the Credit Agreement and the Indentures, Crown Euroco may issue certain Additional Third Priority Indebtedness, which may be guaranteed or co-issued by the Grantors (any indenture, debenture, note, guaranty, loan agreement, credit agreement or other document executed by Crown Euroco or any other Grantors in connection with the issuance of any such Additional Third Priority Indebtedness is referred to herein as an "Additional Third Priority Indebtedness Document" individually, and the "Additional Third Priority Indebtedness Documents" collectively, and any trustee or like representative of the holders of any such Additional Third Priority Indebtedness is referred to herein as an "Additional Third Priority Indebtedness Representative"), which Additional Third Priority Indebtedness Documents may be secured by the Collateral; provided that for any holder of any Additional Third Priority Indebtedness to receive the benefit of this Agreement, it shall cause an Additional Third Priority Indebtedness Representative to execute and deliver to the Collateral Agent an Intercreditor Acknowledgment.

      I. (a) The Administrative Agent and the U.K. Administrative Agent (for their benefit and the benefit of the Lenders and the other Agents), (b) the Collateral Agent (for its benefit and the benefit of the Secured Parties), (c) the Bank Related Hedging Exchangers who have executed and delivered an Intercreditor Acknowledgment, if any, and (d) the Bank Related Cash Management Exchangers who have executed and delivered an Intercreditor Acknowledgment, if any, (e) the Second Priority Trustee (for its benefit and for the benefit of the holders of the Second Lien Notes) and in the event any obligations in respect of any Additional Second Priority Indebtedness are to be secured by this Agreement, the Additional Second Priority Indebtedness Representative in respect of such Additional Second Priority Indebtedness (for its benefit and for the benefit of the holders of such Additional Second Priority Indebtedness) (the foregoing, collectively, the "Second Priority Secured Parties"), and (f) the Third Priority Trustee (for its benefit and for the benefit of the holders of the Third Lien Notes) and in the event any obligations in respect of any Additional Third Priority Indebtedness are to be secured by this Agreement, the Additional Third Priority Indebtedness Representative in respect of such Additional Third Priority Indebtedness (for its benefit and for the benefit of the holders of such Additional Third Priority Indebtedness) (the foregoing, collectively, the "Third Priority Secured Parties"; together with the First Priority Secured Parties and the Second Priority Secured Parties, collectively, the "Secured Parties"), have entered into that certain U.S. Intercreditor and Collateral Agency Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "U.S. Intercreditor Agreement") with Crown Holdings, CCSC, Crown International, Crown Usco, the Subsidiary Guarantors and the other persons who may from time to time become party thereto in accordance with the provisions thereof, which agreement provides for the respective interests of the various Secured Parties relating to the Collateral.

      J. It is a condition precedent to the effectiveness of the Financing Documents that the Grantors shall have executed and delivered this Agreement in favor of the Collateral Agent for (i) its benefit and (ii) for the benefit of the Secured Parties, to secure the payment and performance with respect to any of the Financing Documents of any and all obligations, liabilities and indebtedness of every kind, nature and description (whether or not constituting future advances or otherwise) from time to time owing by, or on behalf of, the U.S. Borrower and each of the Grantors under or in connection with, such Financing Documents, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of such Financing Documents whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of such Financing Documents, or after the commencement of any case with respect to the Borrowers and each of the Grantors under the Bankruptcy Code or any state insolvency law or similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable whole or in part in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired (all such monetary and other obligations described in this Recital being collectively called the "Obligations").

      K. Each Grantor is or, as to Collateral (as defined herein) acquired by such Grantor after the date hereof will be, the legal and/or beneficial owner of the Collateral pledged by it hereunder.

      L. Contemporaneously with the execution and delivery of this Agreement, the Grantors have executed and delivered to the Collateral Agent a shared pledge agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Shared Pledge Agreement").

      M. Contemporaneously with the execution and delivery of this Agreement, the Grantors (other than Crown Holdings) have executed and delivered to the Collateral Agent a bank pledge agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Bank Pledge Agreement," together with the Shared Pledge Agreement, the "Pledge Agreements").

      N. This Agreement is given by each Grantor in favor of the Collateral Agent for its benefit and the benefit of the other Secured Parties to secure the payment and performance of all of the Obligations.

      O. Crown Holdings, Crown Usco, CCSC, Crown International and each Subsidiary Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement, the Credit Guarantees, the Bank Related Hedging Agreements, the Bank Related Cash Management Agreements, the Second Priority Notes Indenture, the Second Lien Notes, the Third Priority Notes Indenture, the Third Lien Notes, the Additional Second Priority Indebtedness and the Additional Third Priority Indebtedness and the and are, therefore, willing to enter into this Agreement.

         NOW THEREFORE, in consideration of the foregoing and other benefits accruing each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Parties (and each of their respective successors and assigns), as follows:


                                    ARTICLE I

                                   Definitions


         SECTION 1.01. Uniform Commercial Code Defined Terms. Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC, including the following which are capitalized herein:

         "Accounts"; "Bank"; "Certificates of Title"; "Chattel Paper"; "Commercial Tort Claim"; "Commodity Account"; "Commodity Contract"; "Commodity Customer"; "Commodity Intermediary"; "Deposit Accounts"; "Documents"; "Electronic Chattel Paper"; "Entitlement Holder"; "Entitlement Order"; "Equipment"; "Financial Asset"; "Fixtures"; "Goods"; "Instruments" (as defined in Article 9 rather than Article 3); "Inventory"; "Investment Property";
"Letter-of-Credit  Rights";  "Letters  of  Credit";  "Securities";   "Securities
Account"; "Securities Intermediary"; "Security Entitlement"; "Supporting Obligations"; and "Tangible Chattel Paper".

         SECTION 1.02. Credit Agreement Defined Terms. Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement, including the following:

         "Affiliate"; "Agents"; "Asset Sale"; "Bank Related Cash Management Agreement"; "Business Day"; "Capital Lease Obligations";; "Dollar Equivalent"; "Effective Date"; "Equity Interests"; "Financial Officer"; "GAAP"; "Governmental Authority"; "Guarantee Agreement"; "Hedging Agreement"; "Indebtedness"; "Insurance Subsidiary"; "LC Exposure"; "Loan Documents"; "Loans"; "Lien"; "Net Proceeds"; "Non-Domestic Subsidiary"; "Note"; "Permitted Investments"; "Permitted Liens"; "Permitted Receivables Financing"; "Person"; "Public Debt"; "Receivables Subsidiary"; "Refinanced Public Debt"; "Revolving Dollar Loans"; "Requirements of Law"; "Subsidiary"; "Subsidiary Borrower"; "Term B Dollar Loans"; "U.S. Security Documents"; and "Domestic Subsidiary".

         Notwithstanding the foregoing, on and after the Obligations under the Loan Documents, the Bank Related Hedging Obligations and the Bank Related Cash Management Obligations have been indefeasibly paid in full without any refinancing thereof through the incurrence of Indebtedness having a Lien on any Collateral (as defined in the Credit Agreement) and the Credit Agreement, the other Loan Documents, the Bank Related Hedging Agreements, the Bank Related Cash Management Agreements and all Letters of Credit issued in connection with the Credit Agreement have terminated the capitalized terms used herein but not otherwise defined shall have meanings assigned to such terms in the Credit Agreement as in effect on such date immediately prior to the termination thereof.

         SECTION 1.03. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "Account Debtor" shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

         "Accounts Receivable" shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired; provided that "Accounts" shall not include any Receivable Assets that have been sold or otherwise transferred in connection with, or are subject to any Liens created pursuant to or in accordance with, any Permitted Receivables Financing except to the extent permitted by the Accounts Receivable Intercreditor Agreement.

         "Accounts Receivable Intercreditor Agreement" shall mean that certain Accounts Receivable Intercreditor Agreement dated as of February 26, 2002 among Citibank, N.A., as program agent, CCSC, Crown Cork & Seal Receivables (DE) Corporation, and the Collateral Agent, and any replacement intercreditor agreement permitted by the Credit Agreement.

         "Additional Second Priority Indebtedness" means unsubordinated indebtedness of Crown Euroco issued or incurred on or after the date hereof, to the extent permitted to be incurred by the Credit Agreement and each other Financing Document, which indebtedness is secured by a second priority Lien on the Collateral.

         "Additional Second Priority Indebtedness Document" and "Additional Second Priority Indebtedness Documents" shall have the respective meanings assigned to such terms in the Recitals of this Agreement.

         "Additional Second Priority Indebtedness Representative" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Additional Third Priority Indebtedness" means unsubordinated indebtedness of Crown Euroco issued or incurred on or after the date hereof, to the extent permitted to be incurred by the Credit Agreement and each other Financing Document, which indebtedness is secured by a third priority Lien on the Collateral.

         "Additional Third Priority Indebtedness Document" and "Additional Third Priority Indebtedness Documents" shall have the respective meanings assigned to such terms in the Recitals of this Agreement.

         "Additional Third Priority Indebtedness Representative" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Administrative Agent" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Bank Pledge Agreement" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Bank Related Cash Management Exchangers" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Bank Related Cash Management Obligations" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Bank  Related  Debt"  means,  collectively,   the  Bank  Related  Cash
Management Obligations and the Bank Related Hedging Obligations.

         "Bank Related Hedging Agreements" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Bank Related Hedging Exchangers" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Bank Related Hedging Obligations" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Bankruptcy Code" means Title 11, United States Code, or any similar Federal or state or non-U.S. law or statute for the supervision, administration or relief of debtors including, without limitation, bankruptcy or insolvency laws.

         "Books and Records" shall mean all instruments, files, records, ledger sheets and documents evidencing, covering or relating to any of the Collateral.

         "Borrowers" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "CCSC" shall mean Crown Cork & Seal Company, Inc., a Pennsylvania corporation.

         "Charges" shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords', carriers', mechanics', maritime, workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law) against, all or any portion of the Collateral.

         "Collateral" shall mean all of the following, in each case, whether now owned or hereafter acquired:

     (a)               Accounts Receivable;

     (b)               Books and Records;

     (c)               cash and Deposit Accounts;

     (d)               Chattel Paper;

     (e)               Collateral Account and Collateral Account Funds;

     (f) Commercial Tort Claims described on Schedule II annexed hereto;

     (g)               Documents;

     (h)               Equipment;

     (i)               Fixtures;

     (j)               General Intangibles;

     (k)               Goods;

     (l)               Instruments;

     (m)               Inventory;

     (n)               Investment Property;

     (o)               Letter-of-Credit Rights;

     (p)               Letters of Credit;

     (q)               Supporting Obligations;

     (r) to the extent not covered by clauses (a) through (q) of this definition, all other personal property, whether tangible or intangible; and

     (s)               Proceeds of any and all of the foregoing;

provided that "Collateral" shall not include (i) any Receivable Assets that have been sold or otherwise transferred in connection with, or are subject to any Liens created pursuant to or in accordance with, any Permitted Receivables Financing, and (ii) any "Collateral" (as defined in the Pledge Agreements).

         "Collateral Account" shall mean that collateral account established pursuant to Section 6.01 of this Agreement.

         "Collateral Account Funds" shall mean, collectively, the following from time to time on deposit in the Collateral Account: (a) all funds (including, without limitation, all Trust Monies), investments (including, without limitation, all Permitted Investments) and all certificates and instruments from time to time representing or evidencing such investments; (b) all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and (c) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.

         "Collateral Agent" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Collateral Material Adverse Effect" shall mean, as of any date of determination and whether individually or in the aggregate, (a) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the business or operations or prospects as presently conducted; (b) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the value or utility of the Collateral taken as a whole; or (c) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the legality, priority or enforceability of the Lien created by this Agreement or the rights and remedies of the Collateral Agent hereunder.

         "Control" shall mean (i) in the case of each Deposit Account, "control," as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, "control," as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, "control," as such term is defined in Section 9-106 of the UCC.

         "Control Agreement" shall mean an agreement in form and substance acceptable to the Collateral Agent.

         "Copyright License" shall mean each written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

         "Copyrights" shall mean all of the following, in each case whether now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or any other country, including those listed on Schedule 15(b) of the Perfection Certificate.

         "Credit Agreement" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Credit Guarantees" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Crown Euroco" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Crown Holdings" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Crown International" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Default" shall mean any "Default" under the Credit Agreement as such term is defined in the Credit Agreement until all Obligations under the Credit Agreement, the other Loan Documents, the Bank Related Hedging Agreements and the Bank Related Cash Management Agreements have been indefeasibly repaid in full without any refinancing thereof through the incurrence of Indebtedness having a Lien on any Collateral (as defined in the Credit Agreement) and all Letters of Credit issued in connection with the Credit Agreement have terminated, and thereafter shall mean any "Default" under the Second Priority Notes Indenture until all Obligations under the Second Priority Notes Indenture have been indefeasibly repaid in full without any refinancing thereof through the incurrence of indebtedness having a Lien on any Collateral and thereafter shall mean any "Default" under the Third Priority Notes Indenture.

         "Destruction" means any and all damage to, or loss or destruction of, or loss of title to, all or any portion of the Collateral.

         "Documentation Agent" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Event of Default" shall mean any "Event of Default" under the Credit Agreement as such term is defined in the Credit Agreement until all Obligations under the Credit Agreement, the other Loan Documents, the Bank Related Hedging Agreements and the Bank Related Cash Management Agreements have been indefeasibly repaid in full without any refinancing thereof through the incurrence of Indebtedness having a Lien on any Collateral (as defined in the Credit Agreement) and all Letters of Credit issued in connection with the Credit Agreement have terminated, and thereafter shall mean any "Event of Default" under the Second Priority Notes Indenture until all Obligations under the Second Priority Notes Indenture have been indefeasibly repaid in full without any refinancing thereof through the incurrence of Indebtedness having a Lien on any Collateral and thereafter shall mean any "Event of Default" under the Third Priority Notes Indenture.

         "Exempted Indebtedness" shall mean any Indebtedness or other obligation which would be considered "Exempted Indebtedness" under (and as defined in) any indenture, agreement or instrument governing or evidencing any Public Debt, as such indenture, agreement or interest is in effect on the date hereof.

         "Financing Documents" means, collectively, the Loan Documents, the Second Priority Notes Documents, the Third Priority Notes Documents, the Bank Related Hedging Agreements, the Bank Related Cash Management Agreements, the Additional Second Priority Indebtedness Documents and the Additional Third Priority Indebtedness Documents.

         "First Priority Obligations" shall mean, collectively, the following:

         (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of First Priority Obligations of the Grantors to the Lenders, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Loan Documents and the due performance and compliance by the Grantors with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Loan Documents;

         (ii) to the extent any Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger has executed and delivered to the Collateral Agent an Intercreditor Acknowledgment in accordance with the provisions of the U.S. Intercreditor Agreement, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations owing by the Grantors to the Bank Related Hedging Exchanger party or the Bank Related Cash Management Exchanger party, respectively, whether now existing or hereafter incurred, arising out of or in connection with such Bank Related Hedging Agreement or such Bank Related Cash Management Agreement respectively, and the due performance and compliance by the Grantors with all the terms, conditions and agreements contained therein;

         (iii) any and all sums advanced by the Collateral Agent pursuant to this Agreement or the other Financing Documents in order to preserve the Collateral or protect its lien and security interest in the Collateral;

         (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Grantors, after an Event of Default shall have occurred and be continuing, all reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and disbursements and court costs (including without limitation all such amounts referred to in Section 7.18 hereof); and

         (v) any and all renewals, extensions and modifications of any of the obligations and liabilities referred to in clauses (i) through (iv) above, whether outstanding on the date hereof or extended from time hereafter, inclusive.

         "First Priority Secured Parties" shall mean each of (a) the Collateral Agent (for its benefit and for the benefit of the Lenders); (b) the Administrative Agent, (c) the U.K. Administrative Agent, (d) the Syndication Agent, (e) the Joint Lead Arrangers, (f) the Documentation Agent, (g) the

Lenders, (h) in the event any Bank Related Hedging Obligations are to be secured by this Agreement, the Bank Related Hedging Exchanger party to the relevant Bank Related Hedging Agreement and (i) in the event any Bank Related Cash Management Obligations are to be secured by this Agreement, the Bank Related Cash Management Exchanger party to the relevant Cash Management Agreement.

         "General Intangibles" shall mean collectively, all "general intangibles," as such term is defined in the UCC, and in any event shall include, without limitation, all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises and tax refund claims.

         "Grantors" shall have the meaning assigned to such term in the Introduction of this Agreement.

         "Indentures" shall mean the Second Priority Notes Indenture, the Third Priority Notes Indenture and any indentures entered into by the Issuer in connection with any Additional Second Priority Indebtedness and Additional Third Priority Indebtedness.

         "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "Joint Lead Arrangers" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Lenders" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including, without limitation, those listed on Schedules 15(a) and 15(b) of the Perfection Certificate (other than those license agreements in existence on the date hereof and listed on Schedules 15(a) and 15(b) of the Perfection Certificate and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder except to the extent such prohibitions are rendered ineffective by the provisions of Sections 9-406, 9-407 and 9-408 of the
UCC).

         "Obligations" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Officers' Certificate" shall mean, as applied to any corporation (or limited liability company or partnership), a certificate executed on behalf of such corporation (or limited liability company or partnership) by its Chairman of the Board (if an officer) or its Chief Executive Officer or one of its Vice Presidents (or an equivalent officer or, in the case of a limited liability company, its managing member if no such equivalent officer has been so appointed or, in the case of a partnership, its general partner) and by its Chief Financial Officer, Vice President-Finance or its Treasurer (or an equivalent officer or, in the case of a limited liability company, its managing member if no such equivalent officer has been so appointed or, in the case of a partnership, its general partner) or any Assistant Treasurer in their official (and not individual) capacities.

         "Operative Agreement" shall mean (i) in the case of any limited liability company or partnership or other non-corporate entity, any membership or partnership agreement or other organizational agreement or document thereof and (ii) in the case of any corporation, any charter or certificate of incorporation and by-laws thereof.

         "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

         "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any other country, including those listed on Schedule 15(a) of the Perfection Certificate, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Perfection Certificate" shall mean a certificate substantially in the form of Annex 3 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by each of the Grantors.

         "Pledge Agreements" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Principal Property" shall mean any Fixture which would be considered a part of a "Principal Property" under (and as defined in) any indenture, agreement or instrument governing or evidencing any Public Debt as such indentures, agreements or instruments are in effect on the date hereof.

         "Prior  Liens"  shall  mean,  collectively,  the  Liens  identified  in
Schedule III annexed hereto relating to those items of Collateral identified in such Schedule.

         "Proceeds" shall mean, collectively, all "proceeds," as such term is defined in the UCC, and in any event shall include, without limitation, any consideration received from the sale, exchange, license, lease or other disposition of ownership or control of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Receivable Assets" shall have the meaning assigned thereto in the Receivables Contribution and Sale Agreement dated as of January 26, 2001 among CCSC, Risdon-AMS (USA), Inc., Zeller Plastik, Inc. and Crown Cork & Seal Canada Inc., as the sellers, Crown Cork & Seal Receivables (DE) Corporation, as the buyer, and CCSC, as the buyer's initial servicer, as such agreement may be amended, restated, supplemented or otherwise modified from time to time, or the meaning for any term that corresponds to such term that is contained in any agreement corresponding to such Receivables Contribution and Sale Agreement and entered into pursuant to any Permitted Receivables Financing.

         "Restricted Secured Indebtedness" shall mean the maximum aggregate amount of Exempted Indebtedness that may be secured at such time without causing any Public Debt to be required to be equally and ratably secured, which "Restricted Secured Indebtedness" shall (i) first, secure the Obligations in respect of the First Priority Obligations, (ii) second, secure the Obligations in respect of the Second Priority Obligations and (iii) third, secure the Obligations in respect of the Third Priority Obligations.

          "Second Lien Dollar Notes" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Second Lien Euro Notes" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Second Lien Notes" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Second Priority Notes Documents" means the Second Priority Notes Indenture, the Second Lien Notes, the Second Priority Notes Guarantees and any other document executed by the Second Priority Issuer, Crown Holdings or any

Guarantor in connection with the issuance of the Second Lien Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

         "Second Priority Notes Guarantees" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Second Priority Notes Indenture" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Second Priority Notes Trustee" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Second Priority Obligations" shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations of the Grantors to the holders of the Second Lien Notes or of Indebtedness issued pursuant to any Additional Second Priority Indebtedness Document, whether now existing or hereafter incurred under, arising out of, or in connection with, the Second Priority Notes Documents or any Additional Second Priority Indebtedness Document and the due performance and compliance by the Grantors with all of the terms, conditions and agreements contained in the Second Priority Notes Indenture or any Additional Second Priority Indebtedness Document.

         "Second Priority Secured Parties" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Secured Parties" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Security  Interest"  shall have the  meaning  assigned to such term in
Section 2.01 hereof.

         "Shared Pledge Agreement" shall have the meaning assigned to such term in the Recitals of the Agreement.

         "Subsidiary Borrowers" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Subsidiary Guarantors" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Syndication Agent" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Taking" means any taking of the Collateral or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition or use of the Collateral or any portion thereof, by any Governmental Authority.

         "Third Lien Notes" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Third Priority Notes Documents" means the Third Priority Notes Indenture, the Third Lien Notes, the Third Priority Notes Guarantees and any other document executed by the Third Priority Issuer, Crown Holdings or any Guarantor in connection with the issuance of the Third Lien Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

         "Third Priority Notes Guarantees" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Third Priority Notes Indenture" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Third Priority Notes Trustee" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Third Priority Obligations" shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations of the Grantors to the holders of the Third Lien Notes or Indebtedness issued pursuant to any Additional Third Priority Indebtedness Document, whether now existing or hereafter incurred under, arising out of, or in connection with, the Third Priority Notes Documents or any Additional Third Priority Indebtedness Document and the due performance and compliance by the Grantors with all of the terms, conditions and agreements contained in the Third Priority Notes Indenture or any Additional Third Priority Indebtedness Document.

         "Third Priority Secured Parties" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

         "Trademarks" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule 15(a) of the Perfection Certificate, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         "Trust Monies" means all cash and Permitted Investments received by the Collateral Agent:

      (a) upon the release of Collateral from the Lien of this Agreement or any Financing Document, including all Net Proceeds and all moneys received in respect of the principal of all purchase money, governmental and other obligations;

      (b) pursuant to the U.S. Intercreditor Agreement or any Financing
Document;

      (c) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the U.S. Intercreditor Agreement or any of the Financing Documents; or

      (d) for application as provided in the relevant provisions of the U.S. Intercreditor Agreement or any Financing Document or which disposition is not otherwise specifically provided for in the U.S. Intercreditor Agreement or in any Financing Document.

         "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's and the Secured Parties' security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

         "U.K. Administrative Agent" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "U.S. Intercreditor Agreement" shall have the meaning assigned to such term in the Recitals of this Agreement.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                    (1) a term has the meaning assigned to it;

                    (2) an accounting term not otherwise defined has the
                        meaning assigned to it in accordance with GAAP;

                    (3) "or" is not exclusive;

                    (4) words in the  singular  include the  plural,  and in the plural include the singular;

                    (5) provisions apply to successive events and transactions;

                    (6) references to sections of or rules under the Securities Act of 1933, as amended, shall be deemed to include substitute, replacement or successor sections or rules adopted by the Securities and Exchange Commission from time to time; and

                    (7) references to "subject to the terms of the U.S. Intercreditor Agreement" or words of similar meaning shall have effect if the U.S. Intercreditor Agreement is then in effect.

         SECTION 1.05. Resolution of Drafting Ambiguities. Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.


                                   ARTICLE II

                                Security Interest


         SECTION 2.01. Security Interest. (a) The following Liens on the Collateral are hereby granted:

         (1) As security for the payment or performance, as the case may be, in full of the First Priority Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the
                  Collateral Agent and its successor and assigns, for the ratable benefit of the First Priority Secured Parties, a first priority security interest in, all of such Grantor's right, title and interest in, to and under the Collateral.

         (2) As security for the payment or performance, as the case may be, in full of the Second Priority Obligations, each Grantor hereby bargains, sells, conveys, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent for the ratable benefit of the Second Priority Secured Parties, a second priority security interest in all of such Grantor's right, title and interest in, to and under the Collateral; provided that the Liens granted pursuant to this clause shall be subject and subordinate to the Liens granted to secure the First Priority Obligations pursuant to the immediately preceding clause and further subject to the provisions of the U.S. Intercreditor Agreement.

         (3) As security for the payment or performance, as the case may be, in full of the Third Priority Obligations, each Grantor hereby bargains, sells, conveys, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent for the ratable benefit of the Third Priority Secured Parties, a third priority security interest in all of such Grantor's right, title and interest in, to and under the Collateral;

                  provided that the Liens granted pursuant to this clause shall be subject and subordinate (i) first to the Liens granted pursuant to Section 2.01(a)(1) to secure the First Priority Obligations and (ii) second to the Liens granted pursuant to
                  Section 2.01(a)(2) to secure the Second Priority Obligations, and, in each case, further subject to the provisions of the U.S. Intercreditor Agreement.

         Notwithstanding any other provision hereof, if any Principal Property constitutes Collateral, then such Principal Property shall not secure any Obligations constituting Exempted Indebtedness except to the extent that such Obligations constitute Restricted Secured Indebtedness; provided that (i) if any Public Debt is required to be secured by a Lien on such Collateral as a result of the operation of any negative pledge covenant in any indenture, agreement or instrument governing such Public Debt or (ii) the Public Debt ceases to be outstanding or no longer restricts the ability of any Pledgor to pledge Principal Property without also securing the Public Debt, then the Obligations secured hereunder shall be equal to the maximum aggregate amount of Obligations outstanding under the Financing Documents. If any Collateral constitutes Principal Property any payments or repayments of the Obligations shall not be deemed to be applied against, or to reduce, the amount of Restricted Secured Indebtedness that may be secured hereby.. The Liens granted hereunder to secure the First Priority Obligations, the Second Priority Obligations and the Third Priority Obligations are collectively referred to herein as the "Security Interest".

      (b) Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

         SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.


                                   ARTICLE III

                         Representations and Warranties


         The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

         SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

         SECTION 3.02. Filings. (a) All information set forth herein and in the Perfection Certificate, including the Schedules annexed hereto and thereto, has been duly prepared, completed and executed and the information set forth herein and therein is correct and complete in all material respects. The Collateral described on the Schedules annexed to the Perfection Certificate constitutes all of the property of such type of Collateral owned or held by the Grantors. Fully completed UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate, which are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

      (b) Each Grantor represents and warrants that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Patents and Trademarks for which United States registration applications are pending) and with respect to United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties in respect of all Collateral consisting of United States Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions. Other than the filing of such security agreements with the United States Patent and Trademark Office and the United States Copyright Office (as applicable), and the filing of appropriate financing statements in the relevant government offices pursuant to the UCC, no further or subsequent filing, refiling, recording, prerecording, registration or preregistration is necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent for its benefit and the benefit of the other Secured Parties in respect of all such Collateral (other than such actions as are necessary to perfect the Security Interest with respect to any such Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

         SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other applicable law in such jurisdictions, (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and (d) a perfected Security Interest in all Collateral in which a security interest may be perfected by possession or control by the Collateral Agent, in each case, to the extent required pursuant to the provisions hereof. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Prior Liens and Permitted Liens of the type described in clauses (v), (vi), (viii), (x), (xiv), (xv), (xvi), (xvii) and
(xix) of the definition thereof.

         SECTION 3.04. Limitations on and Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. The Grantors have not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral which has not been released, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

         SECTION 3.05. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Collateral, each Grantor agrees, in each case at such Grantor's own expense, to take the following actions with respect to the following Collateral:

      (a) Instruments and Tangible Chattel Paper. As of the date hereof, each Grantor hereby represents and warrants that (i) no amount individually or in the aggregate in excess of $500,000 payable under or in connection with any of the Collateral is evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 13 of the Perfection Certificate and (ii) each such Instrument and each such item of Tangible Chattel Paper has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount individually or in the aggregate in excess of $500,000 payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall return such Instrument or Tangible Chattel Paper to such Grantor from time to time, to the extent necessary for collection in the ordinary course of such Grantor's business.

      (b) Deposit Accounts. Each Grantor hereby represents and warrants that (i) it has neither opened nor maintains any Deposit Accounts other than the Collateral Account established and maintained pursuant to this Agreement and the accounts listed in Schedule 17 of the Perfection Certificate and (ii) the Collateral Agent has a perfected first priority security interest in the Collateral Account and each Deposit Account listed in Schedule 17 of the Perfection Certificate by Control (other than such Deposit Accounts (x) in which the average monthly balance on deposit in all such Deposit Accounts is less than $1,000,000 in the aggregate, (y) in which the granting of a security interest and entering into a Control Agreement with respect to such Deposit Accounts is prohibited by Requirements of Law or (z) in which the granting of a security interest and entering into a Control Agreement with respect to such Deposit Account is prohibited by, and would result in a default under, any Permitted Receivables Financing). No Grantor shall hereafter establish and maintain any Deposit Account unless (1) the applicable Grantor shall have given the Collateral Agent 10 days' prior written notice of its intention to establish such new Deposit Account with a Bank and (2) such Bank and such Grantor shall have duly executed and delivered to the Collateral Agent a Control Agreement with respect to such Deposit Account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing or, after giving effect to any withdrawal, would occur. No Grantor shall grant Control of any Deposit Account to any Person other than the Collateral Agent.

      (c) Investment Property. (i) Each Grantor hereby represents and warrants that it (1) has neither opened nor maintains any Securities Accounts or Commodity Accounts other than those listed in Schedule 17 of the Perfection Certificate and the Collateral Agent has a perfected security interest in such Securities Accounts and Commodity Accounts by Control (other than such Securities Accounts or Commodity Accounts (x) in which the average monthly balance on deposit in such account is less than $50,000 or (y) in which the granting of a security interest and entering into a Control Agreement with respect to such Securities Accounts or Commodity Accounts is prohibited by Requirements of Law) and (2) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Stock under the U.S. Pledge Agreement and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 17 of the Perfection Certificate.

      (ii) If any Grantor shall at any time hold or acquire any certificated securities constituting Investment Property, such Grantor shall promptly, but in no event later than three (3) Business Days, endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any securities now or hereafter acquired by any Grantor constituting Investment Property are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly, but in no event later than three (3) Business Days, notify the Collateral Agent thereof and pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (b) arrange for the Collateral Agent to become the registered owner of the securities. No Grantor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) the applicable Grantor shall have given the Collateral Agent 30 days' prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (2) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent and (3) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Grantor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. Each Grantor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within one (1) Business Day of actual receipt thereof, deposit any cash or Investment Property and any new securities, instruments, documents or other property by reason of ownership of the Investment Property received by it into a Securities Account or Commodity Account subject to a Control Agreement in favor of the Collateral Agent. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur. No Grantor shall grant control over any Investment Property to any Person other than the Collateral Agent. Notwithstanding anything to the contrary in this clause (ii), in no event shall the foregoing include any "Collateral" as defined in the Pledge Agreements.

      (iii) As between the Collateral Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property, and the risk of loss of, damage to or the destruction of the Investment Property, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Grantor or any other Person; provided, however, that nothing contained in this Section 3.05(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Grantors or any other Person under any Control Agreement or under applicable law. Each Grantor shall promptly pay all Charges and fees of whatever kind or nature with respect to the Investment Property pledged by it under this Agreement. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Collateral Agent from all costs and expenses incurred by the Collateral Agent under this Section 3.05(c).

     (d) Electronic Chattel Paper and Transferable Records. If any amount individually or in the aggregate in excess of $500,000 payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any "transferable record," as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

     (e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor in an amount individually or in the aggregate in excess of $500,000 (other than those Letters of Credit listed on Schedule VI hereto), such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided by the Borrower, or after an Event of Default, as provided in the U.S. Intercreditor Agreement.

     (f) Commercial Tort Claims. As of the date hereof each Grantor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule II hereto. If any Grantor shall at any time hold or acquire a Commercial Tort Claim having a value individually or in the aggregate in excess of $500,000, such Grantor shall immediately notify the Collateral Agent in writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

         SECTION 3.06. Chief Executive Office; Change of Name; Jurisdiction of Organization. The exact legal name, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number, organizational identification number and chief executive office of such Grantor is indicated next to its name in Schedules 1(a) and 2(a) of the Perfection Certificate. Such Grantor is a registered organization except to the extent disclosed in Schedule 1(a) of the Perfection Certificate.

         SECTION 3.07. Location of Equipment. All Equipment and Inventory of such Grantor is located at the chief executive office or such other location listed in Schedule 2(a), 2(b), 2(c), 2(d) or 2(e) of the Perfection Certificate.

         SECTION 3.08. Condition and Maintenance of Equipment. The Equipment of such Grantor is in good repair, working order and condition, reasonable wear and tear excepted. Each Grantor shall cause the Equipment to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall as quickly as commercially practicable make or cause to be made all repairs, replacements and other improvements which are necessary or appropriate in the conduct of such Grantor's business, except where the failure to make such repairs, replacements or improvements would not have a Collateral Material Adverse Effect.

         SECTION 3.09. Corporate Names; Prior Transactions. Such Grantor has not, during the past five (5) years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in Schedules 1(b), 1(c) and 4 of the Perfection Certificate.

         SECTION 3.10. No Claims. The use by such Grantor of the Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which would not, individually or in the aggregate, result in a Collateral Material Adverse Effect. No claim has been made and remains outstanding that such Grantor's use of any Collateral does or may violate the rights of any third Person that would, individually or in the aggregate, have a Collateral Material Adverse Effect.

         SECTION 3.11. No Conflicts, Consents, etc. Neither the execution and delivery hereof by each Grantor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates any Operative Agreement of such Grantor or any issuer of Pledged Stock, (ii) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which such Grantor is a party, or by which it is bound or to which any of its properties or assets are subject, which violation would, individually or in the aggregate, have a Collateral Material Adverse Effect, (iii) conflicts with any Requirement of Law applicable to any such Grantor or its property, which conflict would, individually or in the aggregate, have a Collateral Material Adverse Effect, or (iv) results in or requires the creation or imposition of any Lien (other than the Lien contemplated hereby or by any of the other Financing Documents) upon or with respect to any of the property now owned or hereafter acquired by such Grantor. Except as set forth in
Schedule IV annexed hereto, no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person (including, without limitation, equityholders or creditors of such Grantor) is required (A) for the pledge by such Grantor of the Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance hereof by such Grantor other than such as have been obtained or made and are in full force and effect and except for such filings as may be necessary to perfect the Liens granted pursuant to this Agreement, (B) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or (C) for the exercise by the Collateral Agent of the remedies in respect of the Collateral pursuant to this Agreement subject to the provisions of Article V hereof. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Grantor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.


                                   ARTICLE IV

                                    Covenants


         SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in its identity or corporate structure or (iv) in its Federal Taxpayer Identification Number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for the benefit of the First Priority Secured Parties, a valid, legal and perfected second priority security interest in all the Collateral for the benefit of the Second Priority Secured Parties and a valid, legal and perfected third priority security interest in all the Collateral for the benefit of the Third Priority Secured Parties subject to no Liens other than Prior Liens and Permitted Liens of the type described in clauses (v), (vi), (viii), (x), (xiv), (xv), (xvi), (xvii) and
(xix) of the definition thereof. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

     (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, in each case to the extent required by GAAP, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

         SECTION 4.02. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien other than those Liens permitted hereunder and pursuant to the Credit Agreement.

         SECTION 4.03. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral

Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly, but in no event later than three (3) Business Days, pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

         Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedules 15(a) and 15(b) of the Perfection Certificate or adding additional schedules to the Perfection
Certificate to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided, however, that any Grantor shall have the right, exercisable within thirty (30) days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within thirty (30) days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

         SECTION 4.04. Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors' own cost and expense, to at all reasonable times and upon reasonable notice under the circumstances inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors' affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification, with substantially concurrent notice to the Grantors. Notwithstanding the foregoing, the Collateral Agent's right to inspect any premises leased by any Grantor shall only be required to the extent permitted by third party landlords with rights to govern access; provided, however, that to the extent any third party landlord does not permit the Collateral Agent to have access to any leased premises, the applicable Grantor shall use commercially reasonable efforts to cause such third party landlord to permit access to the Collateral Agent at such leased premises. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

         SECTION 4.05. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral except to the extent same constitute Permitted Liens, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Financing Documents.

         SECTION 4.06. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall be deemed to have assigned such security interest to the Collateral Agent. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the security interest granted pursuant to the foregoing sentence.

         SECTION 4.07. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

         SECTION 4.08. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment for security, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral other than those Liens permitted hereunder and pursuant to the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the U.S. Intercreditor Agreement, the Credit Agreement or any other Financing Document.

         SECTION 4.09. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, which consent shall not be unreasonably withheld, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

         SECTION 4.10. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.04 of the Credit Agreement and Section 4.04 of each Indenture, and such insurance shall (a) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (b) name the Collateral Agent as insured party on liability policies and loss payee on property policies and (c) be reasonably satisfactory in all other respects to the Collateral Agent. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.10, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby ratably and in the same priority as the original Obligations. So long as no Event of Default has occurred and is continuing, all actions to be taken with respect to the making, settling and adjusting of claims under insurance policies may be taken by the Grantors without any requirement of participation or consent from the Collateral Agent and all proceeds received from any insurance with respect to any claim may be paid directly to the applicable Grantor to be applied in accordance with the provisions of Section 6.02 hereof.

         SECTION 4.11. Legend. Upon the request of the Collateral Agent, each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

         SECTION 4.12. Certain Covenants and Provisions Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

     (b) Each Grantor (either itself or through its licensees or its sublicenses) will, for each Trademark material to the conduct of such Grantor's business, use its commercially reasonable efforts to (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark,
(iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

     (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, publish, reproduce, display, adopt and distribute such work with such appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

     (d) Each Grantor shall notify the Collateral Agent as soon as practicable if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same. Notwithstanding the foregoing, the Grantors shall not be obligated to notify the Collateral Agent of any determinations or developments regarding any Patent, Trademark or Copyright in any ex-parte proceeding with respect to the prosecution of any application in the United States Patent and Trademark Office, United States Copyright Office or similar office in any other jurisdiction.

     (e) At the end of each fiscal quarter, each Grantor shall promptly provide the Collateral Agent with a document listing any new application or registration for any Patent, Trademark or Copyright that was filed by or on behalf of such Grantor with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof since the last such document was provided to the Collateral Agent by such Grantor, and shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings solely for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

     (f) Each Grantor will take all necessary steps that are consistent with its reasonable business judgment and the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

         (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright has been or is about to be infringed, misappropriated or diluted by a third party, and such infringement, misappropriation or dilution is expected to have a material adverse effect on such Grantor's business, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with its reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate and consistent with its reasonable business judgment under the circumstances to protect such Collateral.

         (h) To each Grantor's knowledge, on and as of the date hereof, (i) except as set forth in Schedule V annexed hereto, there is no material violation by others of any right of such Grantor with respect to any Copyright, Patent or Trademark listed in Schedules 15(a) and 15(b) of the Perfection Certificate, respectively, pledged by it under the name of such Grantor, (ii) such Grantor is not infringing upon any Copyright, Patent or Trademark of any other Person other than such infringement that would not (or could not reasonably be expected to) result in a Collateral Material Adverse Effect with respect to Intellectual Property and (iii) no proceedings are currently pending against such Grantor alleging any such violation, except as may be set forth in Schedule V.

         (i) Upon and during the continuance of an Event of Default, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.


                                    ARTICLE V

                                    Remedies


         SECTION 5.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give a Grantor ten (10) days' prior written notice (which each Grantor agrees is reasonable notice within the meaning of
Section 9-611 of the UCC) as of the Collateral Agent's intention to make any sale of such Grantor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the UCC.

         SECTION 5.02. Application of Proceeds. At such intervals as may be agreed upon by CCSC and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in the order and in the amounts specified in the U.S. Intercreditor Agreement.

         SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.


                                   ARTICLE VI

                               COLLATERAL ACCOUNT


         SECTION 6.01. Establishment Of Collateral Account. (a) The Collateral Agent is hereby authorized to establish and maintain at its office at 390 Greenwich Street, New York, New York 10013, in the name of the Collateral Agent, a restricted deposit account designated "Crown Cork & Seal Company, Inc. Collateral Account". On the Effective Date, Crown Holdings shall cause the Borrowers to deposit the proceeds of the Term B Dollar Loans and the Revolving Dollar Loans not applied to refinance the Refinanced Public Debt or repay the Existing Credit Agreement on the Effective Date (the "Initial Proceeds") into the Collateral Account pursuant to Section 5.13 of the Credit Agreement. In addition, each Grantor shall, to the extent contemplated by this Agreement, the Credit Agreement, the Indentures, the U.S. Intercreditor Agreement or in any other Financing Document, deposit into the Collateral Account from time to time
(A) the Net Proceeds of any of the Collateral (as defined in the Credit Agreement for the purposes of this Article VI), including pursuant to any disposition thereof (the "Collateral Proceeds"), (B) the Net Proceeds of any Taking or Destruction with respect to Collateral to the extent required to be deposited in the Collateral Account pursuant to Section 2.05(d)(iv) (the "Destruction Proceeds"), (C) any cash in respect of any Collateral to which the Collateral Agent is entitled pursuant to this Agreement, the Credit Agreement, or any other Financing Document (the "Other Proceeds") and (D) any cash such Grantor is required to pledge as additional collateral security pursuant to any Financing Documents.

     (b) The balance from time to time in the Collateral Account shall constitute part of the Collateral (as defined herein) and shall not constitute payment of the Obligations until applied as hereinafter provided.

     (c) The Collateral Agent shall within three (3) Business Days of receiving a request of the applicable Grantor for release of cash proceeds constituting Initial Proceeds, release such cash proceeds, provided that (i) the Collateral Agent shall release such Initial Proceeds on deposit in the Collateral Account to or for the benefit of the representative, trustee, tender agent or individual holder of the applicable Refinanced Public Debt being repaid or retired (whether through voluntary repayment, purchase, repurchase, redemption or defeasance) as directed by the Grantors upon receipt of an Officers' Certificate certifying that no Default or Event of Default has occurred and is continuing or will result from the release of such Initial Proceeds and instructing the Collateral Agent to release such Initial Proceeds to or at the direction of such representative, trustee, agent or individual holder and representing that such Initial Proceeds shall be immediately applied to repay or retire such Refinanced Public Debt, and (ii) the Collateral Agent shall not at such time have received a notice from any Secured Party of the existence of any "Default" or "Event of Default" (as defined in each Financing Document).

     (d) So long as no Default or Event of Default has occurred and is continuing or will result therefrom and to the extent Grantor is not required to repay Obligations under any Financing Documents, the Collateral Agent shall within three (3) Business Days of receiving a request of the applicable Grantor for release of cash proceeds constituting Collateral Proceeds, Destruction Proceeds or Other Proceeds, release such cash proceeds; provided that the Collateral Agent shall be satisfied that the conditions relating the release thereof set forth in Section 2.05 of the Credit Agreement and Section 4.11 of each Indenture have been satisfied.

     (e) At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Requisite Obligees as specified in the U.S. Intercreditor Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding under the Collateral Account to the payment of the Obligations in the manner specified in the U.S. Intercreditor Agreement.

     (f) Amounts on deposit in the Collateral Account shall be invested from time to time in Permitted Investments (as defined in each Financing Document) as the applicable Grantor (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided that, at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Requisite Obligees as specified in the U.S. Intercreditor Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Obligations in the manner specified in the U.S. Intercreditor Agreement.

         SECTION 6.02. Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as provided in the U.S. Intercreditor Agreement.


                                   ARTICLE VII

                                  Miscellaneous


         SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10(a) of the U.S. Intercreditor Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it at its address or telecopy number set forth on Schedule 1, with a copy to CCSC.

         SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, the U.S. Intercreditor Agreement, the Indentures, any other Financing Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Indentures, any other Financing Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

         SECTION  7.03.  Survival  of  Agreement.  All  covenants,   agreements,
representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive (A) the making by the Lenders of the Loans; (B) the Lenders' issuance of and participations in Letters of Credit; (C) Borrowers' issuance of Bank Related Debt; (D) Issuer's assumption of (i) the Second Lien Notes and (ii) the Third Lien Notes; and (D) Issuer's assumption of any (i) Additional Second Priority Indebtedness and (ii) any Additional Third Priority Indebtedness, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

         SECTION 7.04. Binding Effect. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly permitted by each of the other Financing Documents.

         SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 7.06. U.S. Intercreditor Agreement; Accounts Receivable Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement, the rights of the parties hereunder shall be subject to the terms of the U.S. Intercreditor Agreement. With respect to any Collateral which comprises Accounts Receivable, the rights, remedies and entitlements of the Collateral Agent hereunder shall be subject to, and may only be exercised or enforced in accordance with, the terms of the Accounts Receivable Intercreditor Agreement.

         SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7.08. Waivers; Amendment; Several Agreement. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a fight or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Financing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Financing Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent (as directed by the Requisite Obligees as specified in the U.S. Intercreditor Agreement) and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply.

     (c) This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

         SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

         SECTION 7.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. It is understood and agreed among the parties that this Agreement shall create separate security interests in the Collateral securing the First Priority Obligations, Second Priority Obligations and Third Priority Obligations, respectively, as provided in Section 2.01, and that any determination by any court with jurisdiction that the security interest securing any Obligation or class of Obligations is invalid for any reason shall not in and of itself invalidate the Security Interest securing any other Obligations hereunder.

         SECTION 7.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 7.12. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 7.13. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Financing Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Financing Documents against any Grantor or its properties in the courts of any jurisdiction.

     (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Financing Documents in any New York State or Federal court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 7.14. Termination; Release. (a) This Agreement and the Security Interest shall terminate pursuant to an in accordance with the terms of U.S. Intercreditor Agreement; provided, however, this Agreement and the Security Interest shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Grantor upon the bankruptcy or reorganization of the Borrower, any Grantor or otherwise.

     (b) In connection with any release of Collateral, release of a Grantor party to this Agreement or termination of this Agreement, in each case, pursuant to and in accordance with the terms of the U.S. Intercreditor Agreement, the Collateral Agent shall execute and deliver to the applicable Grantor, at such Grantor's expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of such UCC termination statements or other documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent.

         SECTION 7.15. Additional Grantors. To the extent any Domestic Subsidiary shall be required to become a Grantor pursuant to any Financing Document, upon execution and delivery by the Collateral Agent and a Domestic Subsidiary of an instrument in the form of Annex I hereto, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor thereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

         SECTION 7.16. Concerning Collateral Agent. (i) The Collateral Agent has been appointed as Collateral Agent pursuant to the U.S. Intercreditor Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the U.S. Intercreditor Agreement on behalf of each Secured Party hereunder and thereunder. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement and the U.S. Intercreditor Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the U.S. Intercreditor Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

         (ii) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or in possession of its agents or attorneys-in-fact if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

         (iii) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

         (iv) If any item of Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

         SECTION 7.17. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in Fact. If any Grantor shall fail to perform any covenants contained in this Agreement (including, without limitation, such Grantor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder,
(ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Grantor under any Collateral) or if any warranty on the part of any Grantor contained herein shall be breached, the Collateral Agent may upon five (5) Business Days notice (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby and which such Grantor does not contest in accordance in accordance with the provisions of the Credit Agreement and the Indentures. Any and all amounts so expended by the Collateral Agent shall be paid by the Grantors in accordance with the provisions of Section 7.18 hereof. Neither the provisions of this Section 7.17 nor any action taken by Collateral Agent pursuant to the provisions of this Section 7.17 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of warranty form constituting an Event of Default. Each Grantor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of the U.S. Intercreditor Agreement and the other Financing Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

         SECTION 7.18. Expenses. Each Grantor will upon demand pay to the Collateral Agent the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and the fees and expenses of any experts and agents which the Collateral Agent may incur in connection with (i) any action, suit or other proceeding affecting the Collateral or any part thereof commenced, in which action, suit or proceeding the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Collateral Agent to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Collateral with any requirements of any Governmental Authority or law),
(ii) the collection of the Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (v) the exercise or enforcement of any of the rights of the Collateral Agent or any Secured Party hereunder or
(vi) the failure by any Grantor to perform or observe any of the provisions hereof. All amounts expended by the Collateral Agent and payable by any Grantor under this Section 7.18 shall be due upon demand therefor (together with interest thereon accruing at the highest rate then in effect under the Indentures during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Obligations. Each Grantor's obligations under this Section 7.18 shall survive the termination hereof and the discharge of such Grantor's other obligations under this Agreement, the U.S. Intercreditor Agreement and the other Financing Documents.

         SECTION 7.19.  Indemnity.

     (i) Indemnity. Grantor agrees to indemnify, pay and hold harmless the Beneficiary and each of the other Secured Parties and the officers, directors, employees, agents and Affiliates of the Collateral Agent and each of the other Secured Parties (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Financing Documents or any other document evidencing the Obligations (including, without limitation, any misrepresentation by any Grantor in this Agreement, the U.S. Intercreditor Agreement, the Notes, other U.S. Security Document or any other document evidencing the Obligations) (the "Indemnified Liabilities"); provided, however, that no Grantor shall have any obligation to an Indemnitee hereunder with respect to Indemnified Liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) of a court of competent jurisdiction that such Indemnified Liabilities arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Grantor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     (ii) Survival. The obligations of the Grantors contained in this Section
7.19 shall survive the termination hereof and the discharge of the Grantors' other obligations under this Agreement, the U.S. Intercreditor Agreement and under the other U.S. Security Documents.

     (iii) Reimbursement. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral.

         [The remainder of this page has been intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                              CROWN HOLDINGS, INC.


                              By:      /s/ Alan W. Rutherford
                                       -----------------------------------------
                                       Name:  Alan W. Rutherford
                                       Title:  Executive Vice President and
                                              Chief Financial Officer


                              CROWN INTERNATIONAL HOLDINGS, INC.


                              By:    /s/ Michael B. Burns
                                     -------------------------------------------
                                     Name:  Michael B. Burns
                                     Title:  Vice President and Treasurer


                              CROWN CORK & SEAL AMERICAS, INC.


                              By:    /s/ Michael B. Burns
                                     -------------------------------------------
                                     Name:  Michael B. Burns
                                     Title:  Vice President and Treasurer


                              CROWN CORK & SEAL COMPANY, INC.


                              By:      /s/ Alan W. Rutherford
                                       -----------------------------------------
                                       Name:  Alan W. Rutherford
                                       Title:  Executive Vice President and
                                           Chief Financial Officer

                                    SUBSIDIARIES
                                    ------------
                                    Crown Consultants, Inc.
                                    Crown Cork & Seal Technologies Corporation
                                    Crown Beverage Packaging, Inc.
                                    Crown Cork de Puerto Rico, Inc.
                                    Foreign Manufacturers Finance Corporation
                                    Nationwide Recyclers' Inc.
                                    Risdon-AMS (USA), Inc.
                                    Central States Can Co. of Puerto Rico, Inc.
                                    Eyelet, Inc.
                                    Eyelet Specialty Co., Inc.
                                    Crown Financial Management, Inc.
                                    Hocking Valley Leasing Company
                                    Zeller Plastik, Inc.
                                    Crown Overseas Investments Corporation

                                    By:    /s/ Michael B. Burns
                                           -------------------------------------
                                           Name:  Michael B. Burns
                                           Title:  Vice President and Treasurer


                                    CROWN CORK & SEAL COMPANY (USA), INC.

                                    By     /s/ Patrick D. Szmyt
                                           -------------------------------------
                                           Name:    Patrick D. Szmyt
                                           Title:   Senior Vice President, Chief
                                                    Financial Officer and
                                                    Treasurer


                                     CROWN CORK & SEAL COMPANY (PA), INC.


                                    By:      /s/ Alan W. Rutherford
                                             -----------------------------------
                                             Name:  Alan W. Rutherford
                                             Title:  President


                                    CROWN FINANCIAL CORPORATION

                                    By     /s/ Patrick D. Szmyt
                                           -------------------------------------
                                           Name:    Patrick D. Szmyt
                                           Title:   Senior Vice President, Chief
                                                    Financial Officer and
                                                    Treasurer


                                    CROWN NEW DELAWARE HOLDINGS, INC.

                                    By:    /s/ Michael B. Burns
                                           -------------------------------------
                                           Name:  Michael B. Burns
                                           Title:  Vice President and Treasurer


                                    CROWN HOLDINGS (PA), LLC
                                    (formerly Crown Holdings, LLC)

                                    By:    /s/ Michael B. Burns
                                           -------------------------------------
                                           Name:  Michael B. Burns
                                           Title:  Vice President and Treasurer


                                    CROWN CORK & SEAL COMPANY (DE), LLC
                                    (formerly Crown Cork & Seal Company, LLC)

                                    By:    /s/ Michael B. Burns
                                           -------------------------------------
                                           Name:  Michael B. Burns
                                           Title:  Vice President and Treasurer

                                    CITICORP NORTH AMERICA, INC.,
                                    as Administrative Agent,


                                    By:    /s/ Myles Kassin
                                           -------------------------------------
                                           Name:  Myles Kassin
                                           Title:  Vice President

                                                                   SCHEDULE I
                                                       U.S. Security Agreement


                              DOMESTIC SUBSIDIARIES
                              ---------------------



Name
----

Crown Financial Management, Inc.

Nationwide Recyclers' Inc.

Crown Financial Corporation

Crown Cork & Seal Technologies Corporation

Foreign Manufacturers Finance Corporation

Crown Cork & Seal Company (PA), Inc.

Crown Cork & Seal Company (USA), Inc.

Crown Overseas Investments Corporation

Crown Consultants, Inc.

Hocking Valley Leasing Company

Risdon-AMS (USA), Inc.

Eyelet, Inc.

Eyelet Specialty Co., Inc.

Zeller Plastik, Inc.

Crown Beverage Packaging, Inc.

Central States Can Co. of Puerto Rico, Inc.

Crown Cork de Puerto Rico, Inc.

Crown Cork & Seal Company (DE), LLC

Crown Holdings (PA), LLC

Crown New Delaware Holdings, Inc.

                                                                   SCHEDULE II
                                                       U.S. Security Agreement


                             COMMERCIAL TORT CLAIMS
                             ----------------------


None.

                                                                 SCHEDULE III
                                                      U.S. Security Agreement


                                   Prior Liens
                                   -----------



                             SECURED PARTY          FILE
    DEBTOR   JURISDICTION    -------------       NUMBER/DATE        COLLATERAL
    ------   ------------                        -----------        ----------

                                                                     SCHEDULE IV
                                                         U.S. Security Agreement


                                Required Consents
                                -----------------


None.

                                                                     SCHEDULE V
                                                        U.S. Security Agreement


                          Violations and/or Proceedings
                          -----------------------------


Lemelson Medical, Education & Research Foundation, Limited Partnership v.
------------------------------------------------------------------------
Butler Manufacturing Company, et al.
-----------------------------------
(including Crown, Cork & Seal Company, Inc. "Crown"),
No. CIV 00-662-PHX-SMM (D. Ariz.), filed June 30, 2000.

The complaint seeks unspecified damages and alleges infringement of a patent involving bar code reader technology. The case has been stayed pending resolution of a similar case in the District of Nevada in which the defendants have asserted a defense of patent prosecution laches.

                                                                     SCHEDULE VI
                                                         U.S. Security Agreement


                           Excluded Letters of Credit
                           --------------------------




   ----------------------- --------------------- -- ------------------------ ------------------------------
        Beneficiary            Issuing Bank                Applicant                    Amount
   ----------------------- --------------------- -- ------------------------ ------------------------------
   Crown Cork & Seal       ABN AMRO                 Narong Canning Co.,               $49,670.83
   Company, Inc.                                    Thailand
   ----------------------- --------------------- -- ------------------------ ------------------------------
   Crown Cork & Seal       ABN AMRO                 Narong Canning Co.,                58,632.00
   Company, Inc.                                    Thailand
   ----------------------- --------------------- -- ------------------------ ------------------------------
   Crown Cork & Seal       ABN AMRO                 Narong Canning Co.,                58,632.00
   Company, Inc.                                    Thailand
   ----------------------- --------------------- -- ------------------------ ------------------------------
   Crown Cork & Seal       ABN AMRO                 Narong Canning Co.,                58,632.00
   Company, Inc.                                    Thailand
   ----------------------- --------------------- -- ------------------------ ------------------------------
   Crown Cork & Seal       Bangkok Bank             Siam Tin Food Products            229,092.00
   Company, Inc.
   ----------------------- --------------------- -- ------------------------ ------------------------------
   Crown Cork & Seal       Bangkok Bank             Siam Tin Food Products            171,819.00
   Company, Inc.
   ----------------------- --------------------- -- ------------------------ ------------------------------


                                                                  Annex I to the
                                                         U.S. Security Agreement


            SUPPLEMENT NO. ___ dated as of [     ], to the U.S. Security
Agreement (the "Security Agreement") dated as of February 26, 2003, among Crown Holdings, Inc., a Pennsylvania corporation ("Crown Holdings"), Crown Cork & Seal Americas, Inc., a Pennsylvania corporation ("Crown Usco"), Crown Cork & Seal Company, Inc., a Pennsylvania corporation ("CCSC"), Crown International, Inc., a Delaware corporation ("Crown International"), each other Domestic Subsidiary of Crown Holdings listed on Schedule I thereto (collectively, together with each Domestic Subsidiary that becomes a party thereto pursuant to Section 7.15 of the Security Agreement, the "Subsidiary Guarantors" and, together with Crown Holdings, CCSC, Crown Usco and Crown International, the "Grantors"), and Citicorp North America, Inc., as collateral agent (in such capacity, and together with any successors in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).

         A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

         B. Pursuant to Sections 5.11 and 5.12 of the Credit Agreement, each Domestic Subsidiary of Crown Holdings that was not in existence or not a Domestic Subsidiary on the date of the Credit Agreement and the Indentures is required to enter into the Security Agreement as a Grantor upon becoming a Domestic Subsidiary. Section 7.15 of the Security Agreement provides that additional Subsidiaries of CCSC may become the Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Domestic Subsidiary (the "New Grantor") is executing this Supplement in accordance with the requirements of the Credit Agreement and the Indentures to become a Grantor under the Security Agreement.

         Accordingly, the Collateral Agent and the New Grantor agree follows:

SECTION 1. In accordance with Section 7.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all terms and provisions of the Security Agreement applicable to it as Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby created and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference. In addition, by signing this Agreement, the New Grantor acknowledges that it has become a party to the U.S. Intercreditor Agreement and agrees to be bound by all of the terms and provisions thereof.

         SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

         SECTION 5. Except as expressly supplemented thereby, the Security Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder of the New Grantor shall be given to it at the address set forth under its signature below.

         SECTION 9. The New Grantor agrees to reimburse the Collateral Agent of its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

         IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

                                            [Name of New Grantor],



                                            By:
                                             -----------------------------------
                                                   Name:
                                                   Title:
                                                   Address:


                                            CITICORP NORTH AMERICA, INC.,
                                                as Collateral Agent,



                                            By:
                                             -----------------------------------
                                                   Name:
                                                   Title:

                                                                      SCHEDULE I
                                                     to Supplement No. __ to the
                                                         U.S. Security Agreement


                             LOCATION OF COLLATERAL
                             ----------------------


Description                                                Location
-----------                                                --------

                                                                 Annex II to the
                                                         U.S. Security Agreement


                         Form of Perfection Certificate